                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE
---------------------
CONTACT:
BRUCE JOHNSON                                              MATT HAYDEN
ERESEARCHTECHNOLOGY, INC.                                  HAYDEN COMMUNICATIONS
215-282-5580                                               858-456-4533


            ERESEARCHTECHNOLOGY REPORTS REVENUE GROWTH OF 29% IN THE
                    FOURTH QUARTER AND 64% FOR THE FULL YEAR

   Net Income Increased 30% in the Fourth Quarter and 106% for the Full Year,
    Resulting in Diluted EPS of $0.13 and $0.54 for the Quarter and Full Year

PHILADELPHIA, PA February 9, 2005/PRNewswire-FirstCall/ -- eResearchTechnology, Inc. (Nasdaq: ERES) ("eRT" or "the company"), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today fourth quarter and full year results for the period ended December 31, 2004.

The company reported revenues of $27.1 million for the fourth quarter, a 29% increase compared to $21.0 million in revenue reported for the fourth quarter of 2003. eRT reported net income for the fourth quarter of 2004 of $7.0 million, or $0.13 per diluted share, an increase of 30% compared with net income of $5.4 million, or $0.10 per diluted share, for the fourth quarter of 2003. The company's tax rate for the fourth quarter of 2004 was 40.0% compared to 42.8% in the third quarter of 2004 and 38.9% in the fourth quarter of 2003.

For the year ended December 31, 2004, the company reported revenues of $109.4 million, a 64% increase over revenues of $66.8 million for the year ended December 31, 2003. Net income increased 106% to $29.7 million, or $0.54 per diluted share, from $14.5 million, or $0.27 per diluted share, for the year ended December 31, 2003. The company's tax rate was 40.8% for the year ended December 31, 2004 versus 37.9% for the same period in 2003.

"The company delivered strong results in 2004," commented Joseph Esposito, eRT's President and Chief Executive Officer. "I have great admiration and appreciation for our employees who have dedicated themselves to safely advancing clinical research. I want to recognize them for their outstanding accomplishments, as well. In 2004, FORTUNE Magazine recognized the company as the second fastest growing company in the United States over the past three years. During this time our employees improved business processes, enhanced our technology and advanced our global infrastructure to address the requirements of a growing customer base. Through the efforts of our employees, the company strengthened its market leadership position. The company is well positioned to capitalize on the growth anticipated as a result of continued regulatory reinforcement of vigorous drug safety testing in clinical trials."

Some of the highlights of the fourth quarter and full year included:

     o eRT signed more than $112 million in new contracts and work orders for the full year 2004, the largest volume in the company's history.

     o During 2004, the company signed 39 new cardiac safety accounts and contracted for work on new studies for 119 new compounds.

     o The company entered into new Thorough Phase I definitive ECG study agreements valued at approximately $6.6 million for the quarter and $38.0 million for the full year.

     o The company signed $6.0 million in program level awards in the fourth quarter and $14.6 million for the full year.

     o eRT extended its EXPeRT(R) data handling capability by reintroducing semi-automated machine based readings in response to the regulatory guidance update in mid-September and received more than $3.5 million in contracts related to this service in the fourth quarter and more than $6.9 million for the full year.

     o The company signed $2.0 million in software and related services agreements in the fourth quarter which included an agreement for an end-to-end clinical research platform, electronic data capture and web portal for PRACS Institute. eRT signed more than $8.4 million in new software and related service agreements for the full year.

     o eRT completed the year with $68.7 million in cash and short-term investments, an increase of $16.8 million from the end of 2003. During the fourth quarter, the company repurchased 1.7 million shares of its stock at a cost of $21.6 million. In the third quarter of 2004, eRT purchased 300,000 shares of its stock at a cost of $6.6 million.

     o The company's gross margin declined to 64.5% in the fourth quarter of 2004, from 66.2% in the fourth quarter of 2003. The decline in the gross margin is due to continued investment in personnel and technology to address future growth. The gross margin for the full year increased to 66.8% from 63.0% in 2003.

     o The company's operating margins improved to 41.9% for the fourth quarter and 45.3% for the full year from 41.4% and 34.4% for the fourth quarter and full year 2003 respectively. The operating margin was negatively affected by one-time expenses incurred in the fourth quarter primarily for compliance with internal control certification requirements.

2005 GUIDANCE

The company issued the following guidance for 2005: It expects to report first quarter of 2005 revenues of between $26.0 and $28.0 million and net income of $0.12 to $0.14 per diluted share. The company reinforced guidance for 2005 and continues to expect full year revenue between $130 and $140 million and diluted earnings per share of $0.62 to $0.72 (excluding the impact of expensing stock options under SFAS 123R).

Mr. Esposito and Bruce Johnson, the company's Chief Financial Officer, will hold a conference call to discuss these results. The conference call will take place at 4:45 p.m. EST on February 9, 2005. Interested participants should call 888-874-9713 when calling within the United States or 973-935-8506 when calling internationally. There will be a playback available until March 9, 2005. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 5606173 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at eRT's web site at www.eRT.com. The webcast may also be accessed at ViaVid's website at www.viavid.net/detailpage.aspx?sid=000021BA. The webcast can be accessed until March 9, 2005 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2005 guidance, involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues at the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                   ERESEARCHTECHNOLOGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                      Three Months Ended December 31,       Year Ended December 31,
                                            2003          2004                2003          2004
                                          --------      --------            --------      --------
                                                (unaudited)                              (unaudited)
Net revenues:
 Licenses                                 $    882      $  2,005            $  5,738      $  9,803
 Services                                   15,192        18,176              46,791        76,340
 Site support                                4,945         6,952              14,313        23,250
                                          --------      --------            --------      --------

Total net revenues                          21,019        27,133              66,842       109,393
                                          --------      --------            --------      --------

Costs of revenues:
 Cost of licenses                              141           148                 658           664
 Cost of services                            4,943         6,004              17,473        24,124
 Cost of site support                        2,017         3,492               6,610        11,486
                                          --------      --------            --------      --------

Total costs of revenues                      7,101         9,644              24,741        36,274
                                          --------      --------            --------      --------

Gross margin                                13,918        17,489              42,101        73,119
                                          --------      --------            --------      --------

Operating expenses:
 Selling and marketing                       2,146         2,040               7,763         9,391
 General and administrative                  1,908         3,041               6,804        10,103
 Research and development                    1,164         1,044               4,564         4,090
                                          --------      --------            --------      --------

Total operating expenses                     5,218         6,125              19,131        23,584
                                          --------      --------            --------      --------

Operating income                             8,700        11,364              22,970        49,535
Other income, net                               83           243                 310           690
                                          --------      --------            --------      --------

Income before income taxes                   8,783        11,607              23,280        50,225
Income tax provision                         3,417         4,643               8,817        20,501
                                          --------      --------            --------      --------

Net income                                $  5,366      $  6,964            $ 14,463      $ 29,724
                                          ========      ========            ========      ========

Basic net income per share                $   0.11      $   0.14            $   0.29      $   0.58
                                          ========      ========            ========      ========

Diluted net income per share              $   0.10      $   0.13            $   0.27      $   0.54
                                          ========      ========            ========      ========

Shares used to calculate basic net
 income per share                           50,517        51,038              49,461        51,375
                                          ========      ========            ========      ========

Shares used to calculate diluted net
 income per share                           55,198        54,084              54,033        55,133
                                          ========      ========            ========      ========

                   ERESEARCHTECHNOLOGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                                           December 31, 2003     December 31, 2004
                                                                           -----------------     -----------------
                                                                                                    (unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                                                 $  38,364             $  45,806
     Short-term investments                                                       13,558                22,942
     Accounts receivable, net                                                     13,947                14,798
     Prepaid expenses and other                                                    2,219                 3,522
     Deferred income taxes                                                           277                   323
                                                                               ---------             ---------
          Total current assets                                                    68,365                87,391

Property and equipment, net                                                       16,416                24,499
Goodwill                                                                           1,212                 1,212
Other assets                                                                         677                   782
Deferred income taxes                                                              5,308                 1,936
                                                                               ---------             ---------
               Total assets                                                    $  91,978             $ 115,820
                                                                               =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                          $   3,513             $   2,455
     Accrued expenses                                                              4,446                 3,613
     Income taxes payable                                                          1,584                 2,147
     Current portion of capital lease obligations                                    644                   233
     Deferred revenues                                                            12,401                20,325
                                                                               ---------             ---------
          Total current liabilities                                               22,588                28,773
                                                                               ---------             ---------
Capital lease obligations, excluding current portion                                 131                   193
                                                                               ---------             ---------

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                                 --                    --
     Common stock-$.01 par value, 175,000,000 shares authorized,
          54,735,914 and 56,396,696 shares issued, respectively                      547                   564
     Additional paid-in capital                                                   54,238                69,694
     Accumulated other comprehensive income                                        1,038                 1,601
     Retained earnings                                                            16,826                46,550
     Treasury stock, 4,062,519 and 6,067,519 shares at cost, respectively         (3,390)              (31,555)
                                                                               ---------             ---------
          Total stockholders' equity                                              69,259                86,854
                                                                               ---------             ---------
               Total liabilities and stockholders' equity                      $  91,978             $ 115,820
                                                                               =========             =========

                   ERESEARCHTECHNOLOGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                           Year Ended December 31,
                                                                             2003           2004
                                                                           --------       --------
                                                                                        (unaudited)
Operating activities:
   Net income                                                              $ 14,463       $ 29,724
   Adjustments to reconcile net income to net cash
       provided by operating activities:
           Depreciation and amortization                                      5,306          8,706
           Cost of sale of equipment                                             --          1,152
           Provision for uncollectible accounts                                  --            171
           Stock option income tax benefits                                   9,895         12,173
           Changes in operating assets and liabilities:
              Accounts receivable                                            (6,731)          (815)
              Prepaid expenses and other                                        155         (1,541)
              Accounts payable                                                1,484         (1,093)
              Accrued expenses                                                  720           (858)
              Income taxes                                                   (2,258)         3,856
              Deferred revenues                                               7,533          7,812
                                                                           --------       --------
                  Net cash provided by operating activities                  30,567         59,287
                                                                           --------       --------

Investing activities:
   Purchases of property and equipment                                       (8,887)       (17,021)
   Purchases of short-term investments                                      (12,435)       (23,351)
   Proceeds from sales of short-term investments                              8,184         13,967
                                                                           --------       --------
                  Net cash used in investing activities                     (13,138)       (26,405)
                                                                           --------       --------

Financing activities:
   Repayment of capital lease obligations                                      (601)          (720)
   Proceeds from exercise of stock options                                    3,685          3,303
   Repurchase of common stock for treasury                                       --        (28,165)
                                                                           --------       --------
                  Net cash provided by (used in) financing activities         3,084        (25,582)
                                                                           --------       --------

Effect of exchange rate changes on cash                                         408            142
                                                                           --------       --------

Net increase in cash and cash equivalents                                    20,921          7,442
Cash and cash equivalents, beginning of period                               17,443         38,364
                                                                           --------       --------

Cash and cash equivalents, end of period                                   $ 38,364       $ 45,806
                                                                           ========       ========